NEUBERGER BERMAN EQUITY SERIES
                                TRUST INSTRUMENT

                                   SCHEDULE A


         The Series of Neuberger Berman Equity Series currently subject to this Agreement are as follows:


                                                    Date Made Party
                  Series                              To Agreement
                  ------                            ---------------

         Socially Responsive Assets                 December 30, 1998

         Genesis Institutional                      June 28, 1999